UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

EMPIRE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12127	22-3136782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 Linwood Avenue Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 944-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 30, 2017, Empire Resources, Inc., a Delaware corporation (the “Company”), Ta Chen Stainless Pipe Co., Ltd., a Taiwan corporation (“Parent”), and Ta Chen Investment Corporation., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will commence a tender offer (the “Offer”) to purchase all outstanding shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), at a price of $7.00 per share of Common Stock (the “Offer Price”), subject to any required withholding of taxes, net to the selling stockholder in cash without interest. As soon as practicable following acceptance for payment of the shares of Common Stock pursuant to the Offer, Merger Sub will be merged with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Merger to be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each share of Common Stock not purchased in the Offer (other than shares of Common Stock for which the holder thereof has properly demanded the appraisal of such shares in accordance with, and has complied in all respects with, the DGCL) will be converted into the right to receive an amount, in cash and without interest, equal to the Offer Price and each option to acquire shares of Common Stock will be converted into the right to receive the difference between the Offer Price and the exercise price of the stock option.

The board of directors of the Company (the “Board”) unanimously approved the Merger Agreement and the transactions contemplated therein, including the Offer and the Merger. The Board intends to file a Solicitation/ Recommendation Statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”) recommending that holders of Common Stock tender their shares of Common Stock in the Offer.

Completion of the Offer is subject to various conditions, including that a number of shares of Common Stock equal to at least a majority of the outstanding shares of Common Stock on a fully diluted basis are validly tendered and not withdrawn prior to the expiration of the Offer. Nathan and Sandra Kahn, Chief Executive Officer and Vice president and Chief Financial Officer, respectively, who jointly own approximately 46.3% of the outstanding shares of Common Stock, have agreed to tender their shares (subject to the right to contribute up to approximately 1% of the outstanding shares to charity). Parent and Merger Sub currently own approximately 5% of the outstanding shares of Common Stock. The Offer will expire on the twentieth business day following the commencement of the Offer, unless extended in accordance with the terms of the Offer, the Merger Agreement and the applicable rules and regulations of the SEC. The consummation of the Offer is subject to certain other customary conditions, including the absence of any Company Material Adverse Effect (as defined in the Merger Agreement). The Offer is not subject to a financing condition.

Concurrent with the execution of the Merger Agreement, Merger Sub deposited $15,000,000 (the “Escrow Funds”) with JPMorgan Chase Bank, NA, as escrow agent. The Escrow Funds will be used for the payment for shares in the Offer and the Merger or, in the event that Parent or Merger Sub has any liabilities under the Merger Agreement, including for breaches hereof, the Escrow Funds shall be available for payment of those liabilities or to meet their obligations under an order of specific performance.

The Merger Agreement includes various representations, warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed, among other things, to operate its business in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Company is subject to a “no-shop” restriction on its ability to solicit alternative acquisition proposals, and to provide information to and engage in discussions with third parties, subject to customary exceptions intended to allow the Board to fulfill its fiduciary duties. Prior to the consummation of the Offer, the Company may terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement), subject to compliance with certain terms and conditions in the Merger Agreement, including the payment of a termination fee of $1 million.

The foregoing summary of the material terms of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of the parties contained in the Merger Agreement have been made solely for the benefit of such parties. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by the parties to each other in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties, the Offer and the Merger that is or will be contained in, or incorporated by reference into, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, that will be filed with the SEC by Merger Sub and Parent and a Solicitation/Recommendation Statement on Schedule 14D-9 that will be filed with the SEC by the Company, and the other documents that the parties will file, with the SEC.

Item 5.01 Change in Control of Registrant.

If the Offer is consummated, the Company will experience a change of control. See the disclosures regarding the Offer and the Merger Agreement under Item 1.01 above, which disclosures are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In connection their entry into the Merger Agreement, Parent, Sub and the Company entered into an agreement (the “Health Insurance Agreement”) with Nathan Kahn, the Company’s Chief Executive Officer and a director of the Company, and Sandra Kahn, a Vice President, Chief Financial Officer and a director of the Company, providing that following consummation of the Merger and regardless of whether they remain employees of the Company, the Company shall continue to provide, at its cost, health insurance to each of Nathan and Sandra Kahn until they are eligible for Medicare. A copy of the Health Insurance Agreement is attached hereto as an exhibit and this summary is qualified by reference to Health Insurance Agreement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

Also on March 30, 2017, the Board approved an amendment to the Amended and Restated Bylaws of the Company, as previously amended, by adding a new Section 5.5, to specify that certain actions relating to the Company shall be brought in certain courts in Delaware, which amendment reads as follows:

“Section 5.5. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).”

Item 8.01. Other Events.

On March 31, 2017, the Company issued a press release relating to the entry into the Merger Agreement. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

Additional Information

The Offer has not yet commenced, and this document is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, Parent and Merger Sub will file a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the SEC and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Investors and security holders are urged to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the Offer, as they may be amended from time to time, when they become available because they will contain important information. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov. Those materials and all other documents filed by the Company, Parent or Merger Sub with the SEC will be available both at no charge on the SEC’s web site at www.sec.gov and may be obtained for free by directing requests to the Company.

Forward-Looking Statements

Statements in this document may contain, in addition to historical information, certain forward-looking statements. Some of these forward-looking statements may contain words like “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements in this document include without limitation statements regarding the planned completion of the transaction. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from the anticipated benefits of the transaction; statements regarding the expected timing of the completion of the transaction; the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, vendors and other business partners; stockholder litigation in connection with the transaction; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as the tender offer documents to be filed by Parent and Merger Sub and the Solicitation/Recommendation Statement to be filed by the Company. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1 Agreement and Plan of Merger, dated as of March 30, 2017, among Ta Chen Stainless Pipe Co., Ltd., Ta Chen Investment Corporation and Empire Resources, Inc.*

10.1 Health Insurance Agreement dated as of March 30, 2017 among Nathan Kahn, Sandra Kahn, Ta Chen Stainless Pipe Co., Ltd., Ta Chen Investment Corporation, and Empire Resources, Inc.

99.1 Press Release dated March 31, 2017

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Empire Resources, Inc.

Date: March 31, 2017	By:	/s/ Sandra Kahn
		Name:	Sandra Kahn
		Title:	Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 30, 2017, among Ta Chen Stainless Pipe Co., Ltd., Ta Chen Investment Corporation and Empire Resources, Inc.*

10.1	Health Insurance Agreement dated as of March 30, 2017 among Nathan Kahn, Sandra Kahn, Ta Chen Stainless Pipe Co., Ltd., Ta Chen Investment Corporation, and Empire Resources, Inc..

99.1	Press Release dated March 31, 2017

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.